Tamboran Resources Corporation ARBN 672 879 024 Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia +61 2 8330 6626 www.tamboran.com First quarter activities report for period ended 30 September 2024 Highlights • Tamboran completed the drilling of the Shenandoah South 2H (SS-2H) well in EP 98 to total depth (TD) of 20,669 feet (6,300 metres) in 35 days (spud to TD). The well was the first ~10,000 foot (3,000 metre) horizontal section drilled within the Mid Velkerri B Shale in the Beetaloo Basin to date. • On completion of the drilling operations, a downhole mechanical issue was unable to be resolved, resulting in the well being plugged and sidetracked. The SS-2H ST1 sidetrack well has reached a depth of 16,201 feet (4,938 metres), achieving record drilling rates in the Beetaloo Basin following successful implementation of key learnings from the drilling of the original SS-2H well. • Drilling of the Shenandoah South 3H (SS-3H) well is expected to commence in November 2024 from the same pad. The SS-3H well is projected to be drilled with a 10,000-foot (~3,000-metre) horizontal section. • Both the SS-2H ST1 and SS-3H wells are planned to be stimulated with up to 60 stages using the recently imported Liberty Energy (NYSE: LBRT) frac fleet, which was successfully mobilized to site during the quarter. The stimulation campaign is planned to commence in 1Q 2025. • IP30 flow tests remain on track to be announced to the market in 1Q 2025, subject to timing of soaking period and weather conditions. • In November 2024, Tamboran contracted Enscope, an Australian engineering consultancy company, to order long lead items required for the Sturt Plateau Compression Facility (SPCF). • Tamboran and APA Group (ASX: APA) are on track to finalize agreements relating to the Sturt Plateau Pipeline (SPP) ahead of the ordering of long lead items in November 2024. • As at 30 September 2024, the Company had a cash balance of US$74.0 million, which excludes the US$7.6 million net payment (gross proceeds less commission) from the sale of Tamboran’s drilling rig in the US, which was received in October 2024. Tamboran Resources Corporation (NYSE: TBN; ASX: TBN) Managing Director and CEO, Joel Riddle said: “The first quarter of FY25 was another busy period for Tamboran as we commenced our 2024 Beetaloo drilling operations. The SS-2H well spudded in late August 2024 following additional civils works required to stabilize the cellar at the well site. The well was successfully drilled to 20,669 feet (6,300 metres) total ANNOUNCEMENT November 12, 2024 Tamboran Resources Corporation (NYSE: TBN; ASX: TBN) 2 measured depth in 35 days, the second fastest drilling rate achieved in the Beetaloo Basin, behind the A3H well drilled by Tamboran in 2023. “Despite delivering the longest horizontal well in the Beetaloo Basin to date, a downhole issue occurred upon the completion of drilling and before the installation of casing. Unfortunately, we were unable to remediate the issue, resulting in the well being sidetracked as the SS-2H ST1 well. “The sidetrack was drilled from 1,837 feet (~560 metres) and is currently at a depth of 16,201 feet (4,938 metres) following successful implementation of key learnings from the drilling of the original SS-2H well. The SS-2H ST1 well has achieved the fastest drilling rates from the bottom of the Moroak Sandstone (~7,500 feet below surface) to date. “We look forward to completing the SS-2H ST1 well and progressing the drilling activity on the SS-3H well. Importantly, we remain on track to deliver IP30 flow rates during 1Q 2025, which is in line with guidance. “Further, the higher costs associated with drilling the SS-2H sidetrack well (~US$5 million) has been more than offset by the cash received for selling our US drilling rig (~US$8.5 million, pre-costs) meaning we are funded to deliver flow results from the SS-2H ST1 and SS-3H wells.” EP 76, 98 and 117 Tamboran 38.75 per cent working interest (47.5 per cent working interest in 51,200 acres) and operator During the quarter, Tamboran commenced drilling of the SS-2H with the Helmerich & Payne (NYSE: HP) FlexRig® super-spec rig in Beetaloo Basin exploration permit EP 98, located approximately 2.7 miles (4.3 kilometres) north of the previously flow tested Shenandoah South 1H (SS-1H) well in EP 117. The well was successfully drilled to a total depth of 20,669 feet (6,300 metres) total measured depth in 35 days, intersecting the Mid Velkerri B Shale as prognosed. This included a 9,843 foot (3,000 metre) horizontal section that was successfully geostreered within the shale without the need for a pilot hole. Data from SS-2H well has demonstrated geological rock properties consistent with the SS-1H location, with strong gas shows across the entire horizontal section and no observed faulting. When completing the well, a downhole mechanical issue was unable to be remediated, which resulted in the SS-2H well being plugged and sidetracked. Lessons from the original SS-2H well delivered a record drilling performance at the SS-2H ST1 well in the area below the Moroak Sandstone (~7.500 feet). The well is expected to be completed by the end of November 2024. Following the drilling of the SS-2H ST1 well, the H&P rig will skid across the pad in preparation for the drilling of the SS-3H well, which is planned to be completed with a 10,000 foot (~3,000 metre) horizontal section. During the quarter, Liberty Energy’s frac fleet was successfully mobilized to the Beetaloo Basin ahead of the 120-stage stimulation campaign (60 stages each) for the SS-2H ST1 and SS-3H wells. The program 3 will be the largest stimulation campaign in the Beetaloo Basin to date and is projected to deliver an increase in the number of completions per day compared to historic completions in the basin. This is expected to deliver increased completions efficiency, which drives completion cost reduction. Tamboran continues to evaluate the opportunity to source a local sand solution for the Company’s future Beetaloo Basin. Surface sampling and frac sand analysis undertaken in the USA highlighted three priority areas where sand was present and of sufficient yield and quality. Drilling was completed across three licenses in October 2024. Tamboran is in discussions with potential third-party operators to manage the future sand mine. EP 161 Santos 75 per cent working interest and operator, Tamboran 25 per cent working interest During the quarter, the Northern Territory Government approved the operator’s Environmental Management Plan (EMP) for the 158-mile (255-kilometre) 2D seismic survey over the Jibera South and Newcastle South areas. The seismic acquisition is scheduled to be completed in late 4Q 2024, with processing expected to start in 1Q 2025. EP 136, EP 143 and EP(A) 197 Tamboran 100 per cent working interest and operator During the quarter, the Northern Territory Government approved Tamboran’s EP 136 permit renewal for Term 2. The renewed program includes the drilling and stimulation of one horizontal well in the permit in 2H 2026. Commercial and Corporate Bechtel Corporation awarded NTLNG pre-FEED studies In August 2024, Tamboran awarded Bechtel the Pre-FEED for Tamboran’s proposed NTLNG project at Middle Arm in Darwin. The decision to progress into pre-FEED activities follows a comprehensive six-month Concept Select study by Wood Group, which defined and selected the key LNG plant specifications including liquefaction technology, compressor driver configuration, LNG capacity and facility infrastructure layouts. Tamboran’s decision to award Bechtel the scope of work follows a highly competitive process with some of the world most experienced EPC contractors. 4 Pre-FEED activities are expected to further optimize the low cost, high reliability plant design and is expected to take approximately 32 weeks. Enscope progressing SPCF development In November 2024, the Company signed a contract with Enscope, an Australian engineering consultancy company to order long lead items required for the SPCF. Activities on site are expected to commence following the finalization of remaining stakeholder approvals, which are expected during 1Q 2025. Sale of US drilling rig During the quarter, Tamboran received an offer to purchase the Company’s drilling rig located in the USA for a total of US$8.5 million (pre-fees). The rig was originally acquired for import into Australia prior to Tamboran’s partnership with H&P. By the end of the quarter, the Company had received a US$400,000 deposit. The remaining US$8.1 million (pre-fees) was received by Tamboran in October 2024 and will be reflected in the Company’s cash balance at the end of the current quarter. FY24 Greenhouse Gas Emissions During the quarter, Tamboran received reasonable assurance on the Company’s FY24 greenhouse gas (GHG) emissions. FY24 operated GHG emissions were 22,960 tCO2e. Tamboran surrendered 1,700 carbon offsets for Northern Territory compliance purposes under Tamboran’s NT GHG Abatement Plan.

Capital Structure

At the end of the quarter, Tamboran had total cash on hand of US$74 million and no debt. The current capital structure, as at the date of this report, is as follows:

1,764,745,800	CHESS Depositary Interests 200:1
18,151,222	CDI Options fully vested (unlisted)
36,350,000	CDI Options unvested and subject to milestones (unlisted)
5,400,545	Common Stock

Changes to the capital structure from the previous quarter include:

- Conversion of 295,541,400 CDIs to Common Stock.

Planned Activities for December 2024 Quarter

During the December 2024 quarter, the Company's activities will be focused primarily on the Beetaloo Basin assets operated by Tamboran, with activities and news expected to include the following:

- Complete drilling of the SS-2H ST1 and SS-3H wells.
- Commence stimulation activities of the SS-2H ST1 and SS-3H wells.
- Sign binding transportation agreements with APA Group for the SPP.

Permits

At the end of the quarter, Tamboran and its subsidiaries held the following petroleum permits:

Exploration Permit	Location	Working Interest
EP 161	Beetaloo Basin, Northern Territory	25%
EP 136	Beetaloo Basin, Northern Territory	100%*
EP 143	Beetaloo Basin, Northern Territory	100%*
EP(A) 197	Beetaloo Basin, Northern Territory	100%*
EP 76	Beetaloo Basin, Northern Territory	38.75%*
EP 98	Beetaloo Basin, Northern Territory	38.75%*,[1]
EP 117	Beetaloo Basin, Northern Territory	38.75%*,[1]

*Denotes operator.
[1]Tamboran to hold up to 47.5% subject to the completion of the SS-2H ST1 and SS-3H wells on the Shenandoah South pad 2 following creation of two drilling spacing units (DSUs) over 51,200 acres.

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Announcements

This Quarterly Activities Report contains information reported in the following announcements released during the reporting period:

30	July 2024	Partial Exercise of Underwriters Over-Allotment Option
30	August 2024	Commencement of Shenandoah South Pilot Project drilling
23	September 2024	Form 10-K Annual Results

This announcement was approved and authorised for release by Mr. Joel Riddle, the Managing Director and Chief Executive Officer of Tamboran Resources Corporation.

For further information, please contact:

Investor enquiries:

Chris Morbey, Vice President – Corporate Development and Investor Relations

+61 2 8330 6626

Investors@tamboran.com

Media enquiries:

+61 2 8330 6626

Media@tamboran.com

About Tamboran Resources Corporation

Tamboran Resources Corporation, (“Tamboran” or the “Company”), through its subsidiaries, is the largest acreage holder and operator with approximately 1.9 million net prospective acres in the Beetaloo Sub-basin within the Greater McArthur Basin in the Northern Territory of Australia.

Tamboran’s key assets include a 38.75% working interest and operatorship in EPs 98, 117 and 76, a 100% working interest and operatorship in EP 136 and a 25% non-operated working interest in EP 161, which are all located in the Beetaloo Basin.

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Figure 1: **Tamboran's** Beetaloo Basin asset location map.


Existing Pipeline to Darwin
N
DEPTH TO TOP OF MIDDLE VELKERRI
ft
metres
0
800
1,600
2,500
4,100
5,750
8,200
11,500
0
250
500
750
1,250
1,750
2,500
3,500
EP 98
(38.8% WI)
Kalala South 1
Amungee NW 1H, 2H & 3H
Marmbulligan 1
Tanumbirini 1, 2H & 3H
EP 161
(25% WI)
EP 76
(38.8% WI)
Maverick 1
Shenandoah 1A
Carpentaria Hwy
McArthur River Gas Pipeline
SS-2H & SS-3H
SS-1H
Velkerri 76 S2-1
Beetaloo West
Amadeus Gas Pipeline
EP(A) 197
(100% WI)
EP 187
Beetaloo W1
EP117
(38.8% WI)
EP 136
(100% WI)
EP 143
(100% WI)
Stuart Highway
LEGEND
Existing gas pipeline
Highway
Drilled wells
2024 drilling program
Km
0
12.5
25
Mi
0
7.5
15
EP 169
Existing Pipeline to East Coast
EP 354

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Disclaimer

Tamboran makes no representation, assurance or guarantee as to the accuracy or likelihood of fulfilment of any forward-looking statement or any outcomes expressed or implied in any forward-looking statement. The forward-looking statements in this report reflect expectations held at the date of this document. Except as required by applicable law or the ASX Listing Rules, Tamboran disclaims any obligation or undertaking to publicly update any forward-looking statements, or discussion of future financial prospects, whether as a result of new information or of future events.

The information contained in this announcement does not take into account the investment objectives, financial situation or particular needs of any recipient and is not financial product advice. Before making an investment decision, recipients of this announcement should consider their own needs and situation and, if necessary, seek independent professional advice. To the maximum extent permitted by law, Tamboran and its officers, employees, agents and advisers give no warranty, representation or guarantee as to the accuracy, completeness or reliability of the information contained in this presentation. Further, none of Tamboran nor its officers, employees, agents or advisers accept, to the extent permitted by law, responsibility for any loss, claim, damages, costs or expenses arising out of, or in connection with, the information contained in this announcement.

Note on Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the

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9 potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors discussed in the this report and the Company’s filings with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.